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                                                                   EXHIBIT 10.14

                          Intel - USWeb Relationship
                                   Agreement

This Agreement ("Agreement") is entered into effective as of November 7, 1997 ("Effective Date") by and between USWeb Corporation ("USWeb"), a Delaware corporation, having an office at 2880 Lakeside Drive, Santa Clara, CA 95054, ("USWeb") and Intel Corporation, a Delaware corporation, having an office at 2200 Mission College Blvd., Santa Clara, California 95052, U.S.A. ("Intel").

Intel and USWeb hereby agree as follows:

1.   Intel/USWeb Advisory Committee:  The purpose of this Agreement is to
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initiate and foster an effective, collaborative, working relationship between
Intel and USWeb under the terms hereinafter set forth. In furtherance of this objective, the parties agree to immediately establish a joint advisory committee ("Advisory Committee"). The Advisory Committee will consist of six members, with each party designating three representatives. The purpose of the Advisory Committee will be to oversee the development and implementation of the initiatives contemplated under this Agreement and, correspondingly, the expenditure of budgetary items in an amount of $2,500,000, of which $2,000,000 shall be funded by USWeb and $500,000 shall be funded by Intel. The expenditure of such budgetary items shall be allocated as set forth in a letter from Intel to USWeb (the "Intel Letter") that Intel will deliver to USWeb on or before 35 days after the Effective Date, provided that Intel may extend the deadline for delivery of the Intel Letter for a reasonable period of time.

The parties recognize that, periodically, adjustments to the planned initiatives, consistent with their mutual interests, may be appropriate. Accordingly, the parties agree that the Advisory Committee shall meet on a regular basis, as circumstances warrant, but no less than quarterly, and that at least two representatives of each of the parties will attend the meetings in person or by conference call. Any changes to matters set forth in the Intel Letter subsequent to the date it is delivered to USWeb must be approved by the Advisory Committee.

2.   Dedicated Intel Program Manager:  Intel will assign a dedicated program
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manager to the USWeb account to ensure that all agreed-upon activities outlined in this Agreement are fully implemented to the reasonable satisfaction of both parties.

3.   Business Solutions.  Intel is seeking to promote, in collaboration with
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USWeb, the development and deployment of web-enabled, end-to-end Business
Solutions ("Business Solutions") that utilize high-end Intel Architecture ("IA"). The type, character and number of these Business Solutions will be as determined by the Advisory Committee from time to time but including the

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Business Solutions set forth in the Intel Letter.

     3.1. In order to achieve these Business Solutions objectives, the Advisory Committee will seek to identify Business Solutions that run on high-end IA as the Advisory Committee deems appropriate but including the Business Solutions designated in the Intel Letter to be completed by the dates set forth therein. The Intel Letter shall specify the schedule for developing and deploying the Business Solutions and actions to be taken by the parties to facilitate the development and deployment of the Business Solutions.

     3.2. USWeb agrees to incur costs in an aggregate amount set forth in the Intel Letter, such amounts to be incurred in developing and deploying all of the Business Solutions, including business, sales and marketing plans for the Business Solutions. USWeb shall incur approximately the same amount for each Business Solution.

     3.3. All deadlines under this Agreement shall be extended to compensate for any delays approved or caused by the Advisory Committee or by Intel. USWeb and Intel will mutually determine those ISVs and other vendors, including, but not limited to, hardware and software vendors, that will provide products and/or services in connection with the development and deployment of the Business Solutions. The structure and terms of these relationships with third-party vendors will be determined by mutual agreement of the parties.

     3.4. The Advisory Committee will analyze the success of each Business Solution and determine appropriate adjustments to the program on all levels (e.g. corporate, field offices and vendor relations).

     3.5. Intel will designate a representative who will participate in USWeb's Business Solutions Group practice on an ongoing basis to work with USWeb and the Advisory Committee in an effort to define and identify those solutions which shall comprise the Business Solutions and to provide input during the implementation of those Business Solutions that are selected.

     3.6. USWeb grants to Intel, during the term of this agreement, for marketing purposes only, a royalty-free license to display publicly all Business Solutions developed by USWeb, and to display and distribute publicly screen shots and other digital images of the Business Solutions. USWeb will cooperate with Intel in providing, developing and supporting demos.

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     3.7.      Except for the licenses granted in this Section, USWeb shall own all title to, and interest in, the Business Solutions, including, without limitation, all patents, copyrights, trademarks and trade dress.

4.   Technology Showcase. USWeb will showcase the Business Solutions in USWeb's
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Internet Strategy & Solutions Center ("Center"), and shall otherwise establish
IA as an internet/intranet/extranet platform for delivering business solutions to corporate customers in the Center in accordance with guidelines to be set forth in the Intel Letter.

     4.1. USWeb agrees to exercise substantial efforts to promote Intel at the Center. To this end, USWeb agrees to expend such amounts within such timeframes as shall be set forth in the Intel Letter in connection with marketing efforts related to the Center and specifically designed to promote Intel and the Intel brand, including signage and displays of Intel logos, joint press activities, and distribution of Intel material. The Intel Letter shall also address the types of demos that will be demonstrated on the Advanced Internet Technology Showcase of the Center.

     4.2. Intel shall have the right to participate in the Center's web site. Participation will include, but not be limited to, links to the Intel home page and specific columns, as determined by the Advisory Committee.

     4.3. Intel shall have a right of first offer whereby Intel may sponsor the SiteCast production studio.

5.   ISV Networking.  USWeb will evaluate and use, unless prevented by non-
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suitability, software solutions from ISV's who are optimizing their products for
IA.

     5.1. USWeb and Intel, under the guidance of the Advisory Committee, will develop a plan to jointly introduce ISV's at venues and tradeshows such as Internet World and other selected forums.

     5.2. Each party will evaluate and use, where appropriate, software solutions from strategic ISVs identified by the other party.

     5.3. Each party agrees to highlight and market the advantages of ISV's recommended by the other party and selected for solutions.

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6.   SiteCast Program, Joint Marketing Program and Other Activities.Through a
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collaborative effort, USWeb and Intel will pursue joint marketing goals.  In order to identify and achieve these goals, within forty five (45) days following the Effective Date, USWeb and Intel, under the guidance of the Advisory Committee, will develop a detailed joint marketing plan ("Marketing Plan"). The Marketing Plan, subject to the terms of the Intel Letter, will delineate specific initiatives and objectives on a quarterly basis and will address, among other things, two major programs, namely, the SiteCast Program and the Joint Marketing Program, both of which are described below. The Advisory Committee shall review the Marketing Plan at its regular meetings, and as circumstances warrant, will adjust the Marketing Plan, periodically, as the Advisory Committee deems appropriate, and the Marketing Plan will include such specific budget allocations of the parties as shall be set forth in the Intel Letter.

     6.1.      SiteCast Program

               6.1.1. Intel will be granted sponsorship of certain of the next 12 SiteCast episodes produced by USWeb. The Intel sponsored SiteCast episodes will be developed and produced by USWeb using funds from the Marketing Plan which are earmarked for this purpose in accordance with the Intel Letter. As to each of these episodes, Intel's sponsorship shall include the display of distinct Intel images. The number of SiteCast episodes sponsored by Intel and the number, type and character of the images displayed shall be as set forth in the Intel Letter. These images will be the appropriate Intel logo(s), as selected by Intel. The Advisory Committee shall be responsible for evaluating the success of the SiteCast episodes, and commitments shall be adjusted by agreement of the Advisory Committee. Sponsorship shall include the display of the Intel images, under the terms described in this Section, as well as the associated SiteCast Flash Presentations.

               6.1.2. Intel shall receive co-branded positioning (as defined above) on all episode promotions on the SiteCast Web site. This includes all web pages related to the promotion of the SiteCast episode, including prominent home page promotion.

               6.1.3. The Intel sponsored SiteCast episodes will be broadcast on future dates within a time frame set forth in the Intel Letter;

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                         provided, however, that the period may be extended by
                         the Advisory Committee should USWeb require additional time to fully implement the SiteCast program. Notwithstanding the foregoing, a minimum number and deadline with respect to the Intel sponsored SiteCasts may be designated by Intel in the Intel Letter.

               6.1.4. Intel will be allowed to have a guest speaker on two SiteCast episodes from January 1998 to December 1998, which episodes may be in addition to those sponsored by Intel.

               6.1.5. The parties will jointly engage in press activity and press introduction of the SiteCast Program. This includes, but is not limited to, joint press releases and press one-on-ones. Intel shall have access to limited registration data from all SiteCast episodes in accordance with guidelines to be set forth in the Intel Letter.

     6.2.      Joint Marketing Program

               6.2.1. As will be described more specifically in the Marketing Plan, Intel and USWeb will design and implement a campaign which, among other things, will seek to promote co-branding, as well as the selected Business Solutions. The campaign will include the production and media placement of advertisements which will run in trade and business media, subject to the approval of the Advisory Committee. In all ads, subject to written approval of both Intel and USWeb, the Intel logo(s) will be featured, and IA will be prominently mentioned. The campaign will be funded under the Marketing Plan. Intel shall have access to limited data generated from the campaign in accordance with guidelines to be set forth in the Intel Letter.

     6.3.      Other Activities

               6.3.1. The Intel Letter shall specify the means of Intel's participation in the USWeb Certification Program.

               6.3.2. USWeb will give Intel specific feedback on all lost projects.

               6.3.3. USWeb will prominently position IA and IA-based business solutions in marketing and similar materials in accordance with the guidelines set forth in the Intel Letter.

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               6.3.4.    Intel shall have the right to designate one person who
                         will be invited, with reasonable notice, to attend, and participate in, USWeb Board of Directors meetings. Intel acknowledges that the designee will not have voting rights and may not be invited to participate in every Board function.

               6.3.5. Intel and USWeb will target trade shows and will work together to deliver demonstrations, presentations, and speakers at these shows on a timeframe set forth in the Intel Letter. These trade shows and the attendant collateral will be funded under the Marketing Program.

7.   Intel Deliverables.  Intel will dedicate resources from its Content Group
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to jointly define and develop the activities in this Agreement in accordance with the guidelines set forth in the Intel Letter.

8.   Term, Termination, Other.
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     8.1.  Term.  This Agreement's term commences as of the Effective Date, and
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           terminates on the date set forth in the Intel Letter, unless earlier terminated or unless extended by agreement of the parties; provided, however, upon agreement of the Advisory Committee, the term will be extended for a reasonable time and for the limited purpose to accommodate the development and broadcast of the Intel sponsored SiteCast episodes.

     8.2.  Termination.  Either party may terminate this Agreement by written
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           notice if the other party is in material breach of any of its terms and fails to cure such breach within thirty days of written notice of such breach.

     8.3.  Survival.  Sections 3.7, 8.4, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.8
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           shall survive any termination of this Agreement.

     8.4.  Equitable Relief. In the event USWeb is in actual or anticipatory
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           breach of Section 10.1 of this Agreement, Intel shall be entitled to injunctive and other equitable relief to prevent and/or redress such breach. In the event Intel is in actual or anticipatory breach of
           Section 3.6 or 3.7 of this Agreement, USWeb shall be entitled to injunctive and other equitable relief to prevent and/or redress such breach. The parties agree that the breach of these covenants shall cause irreparable harm for which there is no adequate legal remedy and that the grant of an equitable relief in such circumstances is consistent with public policy. The parties shall be entitled to such other remedies as may be set forth in the Intel

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           Letter.

9.   Additional Provisions.The Intel Letter, to be provided and prescribed by
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Intel acting at its discretion and in good faith, will contain such other provisions describing the relationship of the parties as may be necessary or desirable to accomplish the goals of the strategic relationship between the parties contemplated in this Agreement.

10.  General Provisions
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     10.1.     No Licenses.  Except for the licenses expressly provided here, no
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               licenses are granted by either party, either expressly or by implication, to any intellectual property of the other. Intel shall grant licenses to USWeb to any and all Intel trademarks used in connection with the performance of this Agreement under separate, standard Intel license agreements. An example of an Intel trademark license is attached as "Exhibit A."

     10.2.     Rights. USWeb warrants and represents that it has or shall obtain
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               all rights necessary to undertake the activities described in this Agreement and to grant the licenses described herein. USWeb shall promptly notify Intel of any charge or claim of infringement of any third party's right relating to development, distribution, or display of the Business Solutions, SiteCast programming, or any other joint activity conducted under this Agreement.

     10.3.     Indemnification.  USWeb will indemnify, defend and hold Intel
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               harmless from any and all damages, liabilities, costs, and expenses incurred by Intel or any of its subsidiaries as a result of any claims, judgments, or adjudications against Intel concerning the Business Solutions, the Center, and the SiteCast programming. However, this indemnity shall not apply to any trademarks or other material provided by Intel in the course of its performance of this Agreement.

     10.4.     Confidential Terms. Except as otherwise provided herein, each
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               party shall maintain the other party's confidential disclosures in confidence pursuant to CNDA #66688. Neither party may disclose the existence or terms of this Agreement without the prior written consent of the other party. Notwithstanding any other provision of this Agreement, USWeb may file this Agreement with the U.S. Securities and Exchange Commission in connection with a public offering or any obligation of USWeb pursuant to the Securities Exchange Act of 1934, as amended.

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     10.5.     Relationship of Parties. The parties are not partners or joint
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               venturers, or liable for the obligations, acts, or activities of the other.

     10.6.     Amendments and Assignments. Any change, modification or waiver to
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               this Agreement must be in writing and signed by an authorized representative of each party. Neither party may assign this Agreement or any portion of this Agreement to any other party without the other's prior written consent.

     10.7.     Merger and Waiver. This Agreement is the entire agreement between
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               the parties with respect to the subject matter hereof, and it supersedes any prior or contemporaneous agreements and negotiations relating thereto. No waiver of any breach or default shall constitute a waiver of any subsequent breach or default.

     10.8.     Limited Liability. Neither party shall be liable to the other for
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               lost profits, expected revenues, or development or support costs arising from any termination of this Agreement. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, DATA, OR USE OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

     10.9.     Export.  In performing obligations under this Agreement, neither
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               party shall export anything in violation of US or other
               applicable law.

     10.10.    Choice of Law. Any claim based on this Agreement shall be
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               governed by the laws of Delaware, and shall be subject to the exclusive jurisdiction of the state and federal courts located in the State of California.

     10.11.    Force Majeure. No liability or loss of rights hereunder shall
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               result to either party from delay or failure in performance caused by force majeure, that is, circumstances beyond the reasonable control of the party affected thereby, including, without limitation, acts of God, fire, flood, war, government action, compliance with laws or regulations, strikes, lockouts or other serious labor disputes, or shortage of or inability to obtain material or equipment.

     10.12.    Advisory Committee.  An agreement, approval or action of the
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               Advisory Committee shall require the consent of at least two representatives of both Intel and USWeb.

                           (Signature page follows)

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In witness of their agreement, the parties have caused the Agreement to be exercised below by their authorized representatives.

Intel Corporation                            USWeb Corporation

By:__________________________                By:____________________________

Name:                                        Name:

Title:                                       Title:

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